Exhibit 32.1


                CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
      AND PRINCIPAL FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350


In connection with the Quarterly Report of ISA Internationale Inc., (the "Company") of Form 10-QSB for the nine month period ending June 30, 2007, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Bernard L. Brodkorb, President, Chief Executive Officer, and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1.) such Quarterly report on Form 10-QSB for the nine months ended June 30, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2.) the information contained in such Quarterly Report on Form 10-QSB for the nine months ended June 30, 2007 fairly presents, in all material respects, the financial condition and result of operations of the Company.

   /s/ Bernard L. Brodkorb
   By: Bernard L. Brodkorb
   President, Chief Executive Officer,
   and Chief Financial Officer

   Dated: August 20, 2007